                                                                    EXHIBIT 12.1

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(in millions)

                                     Three Months
                                         Ended        Nine Months                 Fiscal Years Ended March 31,
                                     March 31, 2002     Ended       ------------------------------------------------------
                                      (unaudited)    Dec. 31, 2001     2001           2000          1999           1998
                                     --------------  -------------  -----------    -----------   -----------   -----------
Earnings:
  Income (loss) before income
    taxes                             $     (11.4)   $     (40.5)   $    (116.3)   $     262.9   $     296.4   $     165.9

    Net interest expense                      7.0           21.7           28.9           20.4          20.4          20.9
    Interest portion of rental
      expense                                 2.0            4.7            3.8            3.2           3.7           4.6
                                      -----------    -----------    -----------    -----------   -----------   -----------
                                      $      (2.4)   $     (14.1)   $     (83.6)   $     286.5   $     320.5   $     191.4
                                      ===========    ===========    ===========    ===========   ===========   ===========

Fixed Charges:
  Net interest expense                $       7.0    $      21.7    $      28.9    $      20.4   $      20.4   $      20.9
  Interest portion of rental
     expense                                  2.0            4.7            3.8            3.2           3.7           4.6
                                      -----------    -----------    -----------    -----------   -----------   -----------
                                      $       9.0    $      26.4    $      32.7    $      23.6   $      24.1   $      25.5
                                      ===========    ===========    ===========    ===========   ===========   ===========

Ratio of earnings to fixed
  charges                                   (0.27)         (0.53)         (2.56)         12.16         13.30          7.51